EXHIBIT 32.2

STATEMENT OF CHIEF FINANCIAL OFFICER UNDER 18 U.S.C. SECTION 1350

I, James Clark, the chief financial officer of Critical Path, Inc. (the “Company”), certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code that, to my knowledge:

(i)	the Quarterly Report of the Company on Form 10-Q for the quarterly period ended June 30, 2004 (the “Report”) fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 9, 2004

/s/ JAMES A. CLARK
James A. Clark
Chief Financial Officer and Executive Vice President